Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of MYnd Analytics, Inc.

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-166394) of MYnd Analytics, Inc. of our report dated December 22, 2016, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Anton & Chia, LLP
Newport Beach, California
December 22, 2016